Exhibit 99.1

May 11, 2017	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas to Present at American Gas Association Financial Forum

TULSA, Okla. - May 11, 2017 - ONE Gas, Inc. (NYSE: OGS) will present at the American Gas Association Financial Forum on Mon., May 22, 2017, in Orlando, Fla.

Pierce H. Norton II, president and chief executive officer of ONE Gas, will present at the conference at 1:45 p.m. Eastern Daylight Time (12:45 p.m. Central Daylight Time). The presentation will be webcast and accessible on the ONE Gas website, www.onegas.com. A replay of the webcast will be archived for 30 days.

The materials utilized at the conference will be accessible on the ONE Gas website on Sun., May 21, 2017, beginning at 9 a.m. Eastern Daylight Time (8 a.m. Central Daylight Time).

ONE Gas, Inc. (NYSE: OGS) is a 100 percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

###